Filed with the Securities and Exchange Commission on June 2, 2021

Registration No. 333-226151

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Auris Medical Holding Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Bermuda	2834	NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Tel: (441) 295-5950
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Agent for Service of Process Info
Cogency Global, Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael J. Lerner, Esq.

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Tel: (212) 262-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Auris Medical Holding Ltd., a Bermuda company (the “Company” or the “Registrant”) filed (i) a registration statement with the Securities and Exchange Commission (the “SEC”) on Form F-1 (Registration number 333-225676) which was declared effective by the SEC on July 12, 2018, (ii) a registration statement with the SEC on Form F−1/MEF (Registration number 333-226151) on July 12, 2018 that became effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), (iii) a Post-Effective Amendment No. 1 to Form F-1 (“Post-Effective Amendment No. 1”) on April 11, 2019 which was declared effective by the SEC on April 18, 2019 and (iv) a Post-Effective Amendment No. 2 to Form F-1 (“Post-Effective Amendment No. 2”) on May 26, 2020, and in each of Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, pursuant to Rule 429 under the Securities Act, the prospectuses contained in both previous registration statements (collectively, as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2, the “Form F-1”) were combined in the prospectus contained in each of Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2. Post-Effective Amendment No. 2 was declared effective by the SEC on June 23, 2020.

This Post-Effective Amendment No. 3 is being filed by the Registrant (i) to incorporate by reference into the Form F-1 the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on March 31, 2021 and (ii) to include certain other information in the Form F-1. This Post-Effective Amendment contains an updated prospectus relating to the offer and sale of the Registrant’s common shares issuable upon exercise of warrants.

All filing fees payable in connection with the registration of the securities registered by the Form F-1 were paid by the Registrant at the time of the initial filing of the Form F-1.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED June 2, 2021

168,876 Common Shares

Issuable upon Exercise of Series A Warrants

Auris Medical Holding Ltd.

We are offering up to 168,876 of our common shares, par value CHF 0.01 per share (each a “common share”), which are issuable upon the exercise of Series A warrants (each a “Series A warrant” or a “warrant”) at an exercise price per whole common share of CHF 7.80. The Series A warrants were offered and sold by us pursuant to a prospectus dated July 12, 2018 as part of a public offering of common shares, Series A warrants and Series B warrants. Such prospectus also covered the offer and sale by us of the common shares underlying the Series A warrants and Series B warrants. No securities are being offered pursuant to this prospectus other than the common shares that will be issued upon the exercise of the Series A warrants.

In order to obtain the common shares offered hereby, holders of warrants must pay the applicable exercise price per whole common share. The Series A warrants were exercisable upon issuance, and will expire on July 17, 2025. The Series B warrants expired on June 18, 2020. We will receive proceeds from the exercise of the Series A warrants but not from the sale of the underlying common shares.

Currently, our common shares are listed on the Nasdaq Capital Market under the symbol “EARS.” The closing price of our common shares on Nasdaq on May 28, 2021 was $3.59 per common share.

We are a “foreign private issuer” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary – Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Consent under the Exchange Control Act 1972 (and its related regulations) from the Bermuda Monetary Authority for the issue and transfer of our common shares to and between residents and non-residents of Bermuda for exchange control purposes has been obtained for so long as our common shares remain listed on an “appointed stock exchange,” which includes the Nasdaq Capital Market. In granting such consent, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed herein.

Prospectus dated     , 2021

i

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Auris Medical Holding Ltd.,” “Auris Medical,” “Auris,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to (i) Auris Medical Holding AG (formerly Auris Medical AG), or Auris Medical (Switzerland), together with its subsidiaries, prior to our corporate reorganization by way of the merger of Auris Medical Holding AG into Auris Medical NewCo Holding AG (the “Merger”), a newly incorporated, wholly-owned Swiss subsidiary on March 13, 2018 (i.e. to the transferring entity), (ii) to Auris Medical Holding AG (formerly Auris Medical NewCo Holding AG), together with its subsidiaries after the Merger (i.e. to the surviving entity) and prior to the Redomestication (as defined below) and (iii) to Auris Medical Holding Ltd., a Bermuda company, or Auris Medical (Bermuda), the successor issuer to Auris Medical (Switzerland) under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective time at which Auris Medical (Switzerland) continued its corporate existence from Switzerland to Bermuda (the “Redomestication”), which occurred on March 18, 2019. The trademarks, trade names and service marks appearing in this prospectus are property of their respective owners.

On May 1, 2019, the Company effected a one-for-twenty reverse share split (the “2019 Reverse Share Split”) of the Company’s issued and outstanding common shares. Unless indicated or the context otherwise requires, all per share amounts and numbers of common shares in this prospectus have been retrospectively adjusted for the 2019 Reverse Share Split.

Unless indicated or the context otherwise requires, (i) all references in this prospectus to our common shares as of any date prior to March 13, 2018 refer to the common shares of Auris Medical (Switzerland) (having a nominal value of CHF 0.40 per share (pre-2019 Reverse Share Split)) prior to the 10:1 “reverse share split” effected through the Merger, (ii) all references to our common shares as of, and after, March 13, 2018 and prior to the Redomestication refer to the common shares of Auris Medical (Switzerland) (having a nominal value of CHF 0.02 per share (pre-2019 Reverse Share Split)) after the 10:1 “reverse share split” effected through the Merger, (iii) all references to our common shares as of, and after, the Redomestication on March 18, 2019 refer to the common shares of Auris Medical (Bermuda) (having a par value of CHF 0.02 per share (pre-2019 Reverse Share Split)) and (iv) the Company’s common shares on or after May 1, 2019, the date of the 2019 Reverse Share Split, have a par value of CHF 0.40. At the annual general assembly of the shareholders held on June 4, 2020, the shareholders agreed to reduce the par value of the Company’s common share to CHF 0.01 with effect from June 30, 2020.

The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “Swiss Franc” and “CHF” refer to the legal currency of Switzerland.

We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information. We are not making an offer to sell the common shares in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

ii

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements, including the notes thereto, included elsewhere in this prospectus or incorporated by reference herein, before deciding to invest in our common shares.

Our Business

We are a clinical-stage biopharmaceutical company dedicated to developing therapeutics that address important unmet medical needs in neurotology, rhinology and allergy and CNS disorders. We are focusing on the development of intranasal betahistine for the treatment of vertigo (AM-125, in Phase 2) and for the prevention of antipsychotic-induced weight gain and somnolence (AM-201, post Phase 1b). Through our affiliate Altamira Medica, we are developing a nasal spray for protection against airborne viruses and allergens (AM-301). In addition, we have two Phase 3 programs under development, subject to our ability to obtain non-dilutive funding or partnering: (i) Keyzilen® (AM-101), which is being developed for the treatment of acute inner ear tinnitus and (ii) Sonsuvi® (AM-111), which is being developed for the treatment of acute inner ear hearing loss. Sonsuvi® has been granted orphan drug status by the FDA and the EMA and has been granted fast track designation by the FDA.

Our product candidates AM-125, AM-201 and AM-301 are administered with a metered spray into the nose. In case of AM-125 and AM-201, intranasal application allows for the active substance to reach the blood stream rapidly while avoiding the substantial “first-pass” metabolism associated with the current standard oral intake of betahistine. In case of AM-301, the spray delivers the formulation directly to the site of action within the nasal cavity.

Our product candidates Keyzilen® and Sonsuvi® are injected under local anesthesia into the middle ear by a technique called intratympanic injection. Once injected into the middle ear, the active substance, which is formulated in a biocompatible gel, diffuses into the inner ear. The procedure is short, safe, has a long history of use and allows for highly targeted drug delivery with minimal systemic exposure. It is performed by an ear, nose and throat, or ENT, specialist on an outpatient basis over one or more visits.

Corporate Information

We are an exempted company organized under the laws of Bermuda. We began our current operations in 2003. On April 22, 2014, we changed our name from Auris Medical AG to Auris Medical Holding AG and transferred our operational business to our newly incorporated subsidiary Auris Medical AG, which is now our main operating subsidiary. On March 13, 2018, we effected a corporate reorganization through the Merger into a newly formed holding company for the purpose of effecting the equivalent of a 10-1 “reverse share split.” Following shareholder approval at an extraordinary general meeting of shareholders held on March 8, 2019 and upon the issuance of a certificate of continuance by the Registrar of Companies in Bermuda on March 18, 2019, the Company discontinued as a Swiss company and, pursuant to Article 163 of the Swiss Federal Act on Private International Law and pursuant to Section 132C of the Companies Act 1981 of Bermuda (the “Companies Act”), continued existence under the Companies Act as a Bermuda company with the name “Auris Medical Holding Ltd.” (the “Redomestication”). Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, telephone number +1 (441) 295 5950.

We maintain a website at www.aurismedical.com where general information about us is available. Investors can obtain copies of our filings with the SEC from this site free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus.

Implications of Being a Foreign Private Issuer

We currently report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer, or FPI, status. Although we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our common shares. You should carefully read this entire prospectus before investing in our common shares including “Risk Factors,” our consolidated financial statements and the documents incorporated herein.

Issuer	Auris Medical Holding Ltd.

Securities offered	Up to 168,876 of our common shares, par value CHF 0.01 per share (each a “common share”) are issuable upon the exercise of Series A warrants (each a “Series A warrant”) at an exercise price per common share of CHF 7.80.

Description of warrants	The Series A warrants were exercisable upon issuance, have an exercise price of CHF 7.80 per share and expire July 17, 2025.

Common shares outstanding before this offering	12,869,587 shares

Common shares to be outstanding after this offering, assuming exercise of all of the warrants	13,038,463 shares

Use of proceeds	We will receive proceeds from the exercise of the warrants but not from the sale of the underlying common shares. We intend to use any proceeds from the exercise of the warrants for working capital and general corporate purposes. See “Use of Proceeds.”

Limitations on beneficial ownership	Under the Series A warrants, a holder does not have the right to exercise any portion of a warrant if such holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. A holder may give not less than 61 days’ prior notice to the Company to increase such beneficial ownership limit, up to 9.99%. The foregoing beneficial ownership restrictions will not apply to the extent a holder (together with its affiliates) beneficially owned in excess of the foregoing beneficial ownership thresholds prior to the date of issuance.

Risk factors	An investment in our common shares involves a high degree of risk. Please refer to “Risk Factors” in this prospectus and under “Item 3. Key Information—D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2020, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our common shares.

Dividend policy	We have never paid or declared any cash dividends on our shares, and we do not anticipate paying any cash dividends on our common shares in the foreseeable future. See “Dividend Policy.”

Nasdaq Capital Market symbol	“EARS.”

The number of our common shares issued and outstanding after this offering is based on 12,869,587 common shares outstanding as of May 28, 2021, which number excludes:

●	77,226 of our common shares issuable upon the exercise of options outstanding as of May 28, 2021 at a weighted average exercise price of $172.02 per common share; and

●	1,121,854 common shares issuable upon exercise of warrants outstanding as of May 28, 2021 at a weighted average exercise price of $1.76 per common share.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below and in “Item 3. Key Information - D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2020, incorporated by reference herein, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our securities. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the events or circumstances described in the following risk factors actually occur, our business, financial condition and results of operations would suffer. In that event, the price of our common shares could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Related to this Offering

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other stockholders may disagree.

We intend to use the net proceeds we receive from this offering for working capital and general corporate purposes. Our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common shares.

If you purchase common shares in this offering by exercising warrants, you will suffer immediate dilution of your investment.

The public offering price of our common shares is substantially higher than the as adjusted net tangible book value per common share. Therefore, if you purchase common shares in this offering by exercising warrants, you will pay a price per common share that substantially exceeds our as adjusted net tangible book value per common share after this offering. To the extent outstanding options are exercised, you will incur further dilution. Based on the exercise price per common share of the Series A warrants, you will experience immediate dilution of $7.90 per common share, representing the difference between our as adjusted net tangible book value per common share after giving effect to this offering and the applicable exercise price. See “Dilution.”

Presentation of Financial and Other Information

We report under IFRS in Swiss Francs. None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.

The terms “dollar,” “USD” or “$” refer to U.S. dollars, the term, “Swiss Francs” or “CHF” refers to the legal currency of Switzerland and the terms “€” or “euro” are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended. Unless otherwise indicated, all references to currency amounts in this prospectus are in Swiss Francs.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Market and Industry Data

This prospectus and the documents incorporated by reference herein contain industry, market and competitive position data that are based on industry publications and studies conducted by third parties as well as our own internal estimates and research. These industry publications and third party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains statements that constitute forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to:

●	our operation as a development-stage company with limited operating history and a history of operating losses;

●	the COVID-19 “coronavirus” outbreak, which continues to evolve, and which could significantly disrupt our preclinical studies and clinical trials, and therefore our receipt of necessary regulatory approvals;

●	our need for substantial additional funding to continue the development of our product candidates before we can expect to become profitable from sales of our products and the possibility that we may be unable to raise additional capital when needed;

●	the outcome of our review of strategic options and of any action that we may pursue as a result of such review;

●	our dependence on the success of AM-125, AM-201, AM-301, Keyzilen® (AM-101) and Sonsuvi® (AM-111), which are still in clinical development, may eventually prove to be unsuccessful;

●	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

●	the chance our clinical trials may not be completed on schedule, or at all, as a result of factors such as delayed enrollment or the identification of adverse effects;

●	uncertainty surrounding whether any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized;

●	if our product candidates obtain regulatory approval, our product candidates being subject to expensive, ongoing obligations and continued regulatory overview;

●	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

●	the chance that we do not obtain orphan drug exclusivity for Sonsuvi®, which would allow our competitors to sell products that treat the same conditions;

●	dependence on governmental authorities and health insurers establishing adequate reimbursement levels and pricing policies;

●	our products may not gain market acceptance, in which case we may not be able to generate product revenues;

●	our reliance on our current strategic relationships with INSERM or Xigen and the potential success or failure of strategic relationships, joint ventures or mergers and acquisitions transactions;

●	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party, single-source suppliers to supply or produce our product candidates;

●	our ability to obtain, maintain and protect our intellectual property rights and operate our business without infringing or otherwise violating the intellectual property rights of others;

●	our ability to meet the continuing listing requirements of Nasdaq and remain listed on The Nasdaq Capital Market;

●	the chance that certain intangible assets related to our product candidates will be impaired; and

●	other risk factors discussed under “Risk Factors” beginning on page 3.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

To the extent that the Series A warrants are exercised for cash, we will receive the gross cash proceeds from such exercise of up to a total potential of approximately $1.5 million, based on the current exercise price of the Series A warrants. We cannot predict when or if the warrants will be exercised, and it is possible that the warrants may expire and never be exercised.

We intend to use the net proceeds from the issuance of the securities for working capital and general corporate purposes. Such purposes may include research and development expenditures and capital expenditures.

Our management will have broad discretion in the application of the net proceeds of this offering, and investors will be relying on our judgment regarding the application of the net proceeds. In addition, we might decide to postpone or not pursue certain preclinical activities or clinical trials if the net proceeds from this offering and our other sources of cash are less than expected.

Pending their use, we plan to invest the net proceeds of this offering in short-and intermediate-term interest-bearing investments.

Dividend Policy

We have never paid a dividend, and we do not anticipate paying dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in our common shares will benefit in the foreseeable future only if our common shares appreciate in value.

Any future determination to declare and pay dividends to holders of our common shares will be made at the discretion of our board of directors, which may take into account several factors, including general economic conditions, our financial condition and results of operations, available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, the implications of the payment of dividends by us to our shareholders and any other factors that our board of directors may deem relevant. In addition, pursuant to the Companies Act, a company may not declare or pay dividends if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due or (2) that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws (the “Bye-laws”), each of our common shares is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preferred shares.

We are a holding company with no material direct operations. As a result, we would be dependent on dividends, other payments or loans from our subsidiaries in order to pay a dividend. Our subsidiaries are subject to legal requirements of their respective jurisdictions of organization that may restrict their paying dividends or other payments, or making loans, to us.

Market For Our Common Shares

Our common shares are quoted on the Nasdaq Capital Market under the symbol “EARS.”

As of May 28, 2021, we had 12,869,587 common shares issued and outstanding held by 4 registered holders, one of which is Cede & Co., a nominee for The Depository Trust Company (“DTC”). All of the common shares held by brokerage firms, banks and other financial institutions as nominees for beneficial owners are deposited into participant accounts at DTC and therefore are considered to be held of record by Cede & Co. as one shareholder.

Capitalization

The table below sets forth our cash and cash equivalents and our total capitalization (defined as total loan and shareholders’ equity) as of December 31, 2020:

●	on an actual basis; and

●	on an as adjusted basis to give effect to our issuance of the 168,876 common shares offered hereby upon exercise of the Series A warrants at their applicable exercise price per common share of CHF 7.80, after adjusting for CHF 14,189 in transaction cost.

Investors should read this table in conjunction with our audited consolidated financial statements and related notes as of and for the year ended December 31, 2020 and management’s discussion and analysis thereon, each as incorporated by reference into this prospectus.

U.S. dollar amounts have been translated into Swiss Francs at a rate of CHF 0.8841 to USD 1.00, the official exchange rate quoted as of December 31, 2020 by the U.S. Federal Reserve Bank. Such Swiss Franc amounts are not necessarily indicative of the amounts of Swiss Francs that could actually have been purchased upon exchange of U.S. dollars on December 31, 2020 and have been provided solely for the convenience of the reader. On May 21, 2021, the exchange rate as reported by the U.S. Federal Reserve Bank was CHF 0.8987 to USD 1.00.

	December 31, 2020
	Actual	As Adjusted
	(in thousands of CHF except share and per share data)
Cash and cash equivalents(1)	11,259	12,562
Total loan	524	524
Derivative Financial Instruments(2)	317	317
Shareholders’ equity:
Share capital(1)
Common shares, par value CHF 0.01 per share; 11,417,159 common shares issued and outstanding on an actual basis, 11,586,035 common shares issued and outstanding on an as adjusted basis	114	116
Share premium	177,230	178,531
Foreign currency translation reserve	62	62
Accumulated deficit	(160,636)	(160,636)
Total shareholders’ equity attributable to owners of the company	16,770	18,073
Total capitalization	17,611	18,914

(1)	Since December 31, 2020, we have issued 1,452,428 of our common shares for an aggregate amount of $5.0 million. These subsequent issuances and the proceeds therefrom are not reflected in the table as they occurred after December 31, 2020.

(2)	The fair value calculation of the warrants is determined according to the Black-Scholes option pricing model. Assumptions are made regarding inputs such as volatility and the risk free rate in order to determine the fair value of the warrant. The fair value of the warrants is calculated based on assumptions made at December 31, 2020.

The valuation regarding the embedded derivates resulting from the Convertible Loan of FiveT Capital AG was based on a Monte Carlo simulation. Input parameters included the historical volatility of EARS, risk-free rate, expected remaining life, the expected exercise date and the share price of EARS at valuation date.

The above discussion and table are based on 11,417,159 common shares outstanding as of December 31, 2020 and excludes:

●	1,038,537 of our common shares issuable upon the exercise of options outstanding as of December 31, 2020 at a weighted average exercise price of $1.58 per common share; and

●	1,143,537 common shares issuable upon the exercise of warrants outstanding as of December 31, 2020 at a weighted average exercise price of $16.77 per common share.

DILUTION

If you exercise warrants in this offering for our common shares, your interest will be diluted to the extent of the difference between the price per common share you will pay and the as adjusted net tangible book value per common share after the exercise.

As of December 31, 2020, we had a net tangible book value of $8.7 million, corresponding to a net tangible book value of $0.76 per common share. Net tangible book value per share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by 11,417,159, the total number of our common shares outstanding as of December 31, 2020.

Assuming that we issue all 168,876 of the common shares upon exercise of the Series A warrants at their applicable exercise price per common share of $8.82, our as adjusted net tangible book value estimated as of December 31, 2020 would have been $10.1 million, representing $.087 per common share. This represents an immediate increase in net tangible book value of  $0.11 per common share to existing shareholders and an immediate dilution in net tangible book value of $7.95 per common share to new investors acquiring common shares upon the exercise of the Series A warrants. Dilution for this purpose represents the difference between the exercise price per common share paid upon exercise of the Series A warrants and net tangible book value per common share immediately after the exercise.

The following table illustrates this dilution to new investors for holders of Series A warrants.

Series A warrant holder
Exercise price per common share	$8.82
Net tangible book value per common share as of December 31, 2020	$0.76
Increase in net tangible book value per common share attributable to new investors	$0.11
As adjusted net tangible book value per common share after the exercise	$0.87
Dilution per common share to new investors	$7.95
Percentage of dilution in net tangible book value per common share for new investors	90.1%

The above discussion and table are based on 11,417,159 common shares outstanding as of December 31, 2020 and excludes:

●	1,038,537 of our common shares issuable upon the exercise of options outstanding as of December 31, 2020 at a weighted average exercise price of $1.58 per common share; and

●	1,143,537 common shares issuable upon the exercise of warrants outstanding as of December 31, 2020 at a weighted average exercise price of $16.77 per common share.

To the extent that outstanding options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

U.S. dollar amounts have been translated into Swiss Francs at a rate of CHF 0.8841 to USD 1.00, the official exchange rate quoted as of December 31, 2020 by the U.S. Federal Reserve Bank. Such Swiss Franc amounts are not necessarily indicative of the amounts of Swiss Francs that could actually have been purchased upon exchange of U.S. dollars on December 31, 2020 and have been provided solely for the convenience of the reader.

Description of Series A Warrants

The Series A warrants were issued on July 17, 2018, pursuant to a prospectus dated July 12, 2018. The Series A warrants were issued as individual warrant agreements to the investors. The material terms and provisions of the Series A warrants are summarized below. The Series A warrants represent the rights to purchase an aggregate of up to 168,876 common shares at an initial exercise price per share of CHF 7.80.

Exercisability

The Series A warrants were exercisable beginning on the date of issuance, and at any time on or prior to the close of business on July 17, 2025; provided that any single exercise shall be for common shares with an aggregate exercise price of no less than CHF 25,000 (or if a holder’s purchase rights shall be for common shares with an aggregate exercise price of less than CHF 25,000, such exercise may be for all of the common shares subject to purchase under the Series A warrant). The Series A warrants are exercisable, at the option of each holder, in whole or in part by delivering to us the original of a duly executed and irrevocable exercise notice accompanied by payment in full of the exercise price for the number of common shares purchased upon such exercise to a bank account designated by us. Common shares issuable upon exercise of the Series A warrants will not be issued until both the executed notice of exercise and the relevant exercise price is received by the Company. A holder may pre-deliver the original of the signed exercise notices to the Company to hold in escrow pending further emailed irrevocable instruction from the holder to the Company regarding how to complete the exercise notice. The common shares will be issued out of the Company’s authorized but unissued share capital. No fractional common shares will be issued in connection with the exercise of a Series A warrant. In lieu of fractional shares, we will, at our option, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a common share or (ii) round up to the next whole share. The Series A warrants do not provide holders with the option of cashless, or net, exercises of the Series A warrants.

We have agreed to maintain an effective registration statement under the Securities Act permitting the issuance of common shares upon exercise of the Series A warrants from the date of issuance until the termination date for the Series A warrants. However, if at any time there is no effective registration statement under the Securities Act permitting the issuance of common shares upon exercise of the Series A warrants, a holder may not exercise the purchase rights represented by the Series A warrants unless such holder, at the time of such exercise, is an “accredited investor” as defined in Regulation D under the Securities Act, and such holder, at the Company’s request, represents the same to the Company in writing. If a holder delivers to the Company an executed exercise notice at a time when there is no effective registration statement under the Securities Act permitting the issuance of common shares upon exercise of the Series A warrants, then the Company will pay to such holder, in cash, an amount equal to the product of  (a) the volume weighted average price per share over the last full day immediately preceding the delivery of the executed exercise notice (determined in accordance with the provisions of the Series A warrant) minus the exercise price per share and (b) the number of common shares that would be issuable upon exercise pursuant to such executed exercise notice. The number of common shares available for purchase under the Series A warrant held by such holder will be decreased by the number of common shares that would be issuable upon exercise pursuant to such executed exercise notice.

Exercise Limitations

Under the Series A warrants, a holder does not have the right to exercise any portion of the Series A warrant if such holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A warrants. A holder may give not less than 61 days’ prior notice to the Company to increase such beneficial ownership limit, up to 9.99%. The foregoing beneficial ownership restrictions will not apply to the extent a holder (together with its affiliates) beneficially owned in excess of the foregoing beneficial ownership thresholds prior to the date of issuance.

Failure to Timely Deliver Shares

If we fail to deliver to the investor the common shares specified in a duly executed notice of exercise by the second trading day after the receipt by the Company of such executed notice of exercise and the corresponding exercise price, as required by the Series A warrant, and if the investor purchases the common shares after that second trading day to deliver in satisfaction of a sale by the investor of the underlying Series A warrant shares that the investor anticipated receiving from us, then, upon the investor’s request, we, at the investor’s option, will (A) pay in cash to the investor the amount, if any, by which (x) the investor’s total purchase price (including brokerage commissions, if any) for the common shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Series A warrant shares that the Company was required to deliver to the investor in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed (without deducting brokerage commissions, if any), and (B) at the option of the investor, either reinstate the portion of the Series A warrant and equivalent number of Series A warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the investor the number of common shares that would have been issued had the Company timely complied with its exercise and delivery obligations under the Series A warrant.

Exercise Price

Each Series A warrant represents the right to purchase common shares at an exercise price per share of CHF 7.80. The exercise price of the Series A warrants is subject to appropriate adjustment in the event of certain common share dividends and distributions, share splits, stock combinations, reclassifications or similar events affecting our common shares, and also upon any cash dividends to our shareholders; provided that in no event will the exercise price per share be lower than the par value of a common share as of the time the relevant Series A warrant is exercised.

Fundamental Transactions

If we consummate any merger, consolidation, sale or other reorganization event in which our common shares are converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations, then following such event, the holders of the Series A warrants will be entitled to receive upon exercise of the Series A warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A warrants immediately prior to such event. At the holder’s election, exercisable at any time concurrently with, or within 30 days after, the consummation of certain Fundamental Transactions, (as defined in the Series A warrant), we or any successor entity shall purchase the Series A warrant from the holder by paying the holder an amount of cash equal to the Black-Scholes value (determined in accordance with the provisions of the Series A warrant).

Transferability

Subject to applicable laws, the Series A warrants may be offered for sale, sold, transferred or assigned without our consent.

No Exchange Listing

There is no public trading market for the Series A warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A warrants on any securities exchange or other trading system.

No Rights as a Shareholder

Except as otherwise provided in the Series A warrants or by virtue of such holder’s ownership of shares of our common shares, the holder of a Series A warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Series A warrant and delivers the corresponding executed exercise notice and exercise price.

Governing Law

The Series A warrants will be governed by, and construed and enforced in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We will deliver common shares upon the exercise of the warrants. The Series A warrants contain instructions for exercise. We will deliver common shares in the manner described above in the section titled “Description of Series A Warrants”. We do not know if or when the warrants will be exercised. We also do not know whether any of the common shares acquired upon exercise will be sold.

Legal Matters

The validity of the common shares and certain other matters of Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Bermuda. Certain matters of U.S. federal and New York State law will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

Experts

The consolidated financial statements incorporated in this Prospectus by reference from Auris Medical Holding Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2020 have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the retrospective adjustments for the effects of the reverse share splits described in Note 21 to the consolidated financial statements). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

The current address of Deloitte AG is General Guisan-Quai 38, 8002 Zurich, Switzerland, phone number + (41) 58 279 60 00.

Enforcement of Judgments

Auris Medical Holding Ltd. is a Bermuda exempted company. As a result, the rights of holders of its common shares will be governed by Bermuda law and its memorandum of continuation and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Many of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

Where You Can Find More Information

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Incorporation of Certain Information by Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020; and

●	our Reports on Form 6-K furnished on January 15, 2021 and April 13, 2021.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing or at Auris Medical Holding Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda or via telephone at (441) 295-5950.

168,876 Common Shares

Issuable upon Exercise of Series A Warrants

Auris Medical Holding Ltd.

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

Our Bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our Bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

We have entered into indemnification agreements with each of the members of our board of directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 7. Recent Sales of Unregistered Securities

None.

Item 8. Exhibits

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

None.

Item 9. Undertakings

The undersigned hereby undertakes:

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

3.1	Memorandum of Continuance of the registrant (incorporated herein by reference to exhibit 13.1 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 14, 2019)
3.2	Bye-laws of the registrant (incorporated herein by reference to exhibit 1.3 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 14, 2019)
4.1	Form of Registration Rights Agreement between Auris Medical Holding AG and the shareholders listed therein (incorporated by reference to exhibit 4.1 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on July 21, 2014)
4.2	Warrant Agreement, dated as of March 13, 2018, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 2.2 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 22, 2018)
4.3	Registration Rights Agreement, dated as of October 10, 2017 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.3 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on October 11, 2017)
4.4	Purchase Agreement, dated as of May 2, 2018 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on May 2, 2018)
4.5	Registration Rights Agreement, dated as of May 2, 2018 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.2 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on May 2, 2018)
4.6	Form of Pre-Funded Warrant (incorporated by reference to exhibit 4.6 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-225676) filed with the Commission on July 12, 2018)
4.7	Form of Series A Warrant (incorporated by reference to exhibit 4.7 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-225676) filed with the Commission on July 12, 2018)
4.8	Form of Common Warrant (incorporated by reference to exhibit 4.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the commission on May 16, 2019)
4.9	Form of Pre-Funded Warrant (incorporated by reference to exhibit 4.2 of the Auris Medical Holding Ltd. report on Form 6-K filed with the commission on May 16, 2019)
4.10	Form of Common Warrant Agent Agreement (incorporated by reference to exhibit 4.3 of the Auris Medical Holding Ltd. report on Form 6-K filed with the commission on May 16, 2019)
4.11	Form of Pre-Funded Warrant Agent Agreement (incorporated by reference to exhibit 4.4 of the Auris Medical Holding Ltd. report on Form 6-K filed with the commission on May 16, 2019)
4.12	Purchase Agreement, dated as of April 23, 2020 between Auris Medical Holding Ltd. and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on April 23, 2020)
4.13	Registration Rights Agreement, dated as of April 23, 2020 between Auris Medical Holding Ltd. and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.2 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on April 23, 2020)
5.1**	Opinion of Conyers Dill & Pearman Limited, Bermuda counsel to the Company, as to the validity of the common shares of Auris Medical Holding Ltd.
10.1#	Collaboration and License Agreement, dated October 21, 2003, between Auris Medical AG and Xigen SA (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.2#	Co-Ownership and Exploitation Agreement, dated September 29, 2003, between Auris Medical AG and INSERM (incorporated by reference to exhibit 10.2 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.3	Form of Indemnification Agreement (incorporated by reference to exhibit 99.4 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on May 11, 2016)
10.4	Stock Option Plan A (incorporated by reference to exhibit 10.11 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.5	Stock Option Plan C (incorporated by reference to exhibit 10.12 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-197105) filed with the Commission on June 27, 2014)
10.6	Equity Incentive Plan, as amended (incorporated by reference to exhibit 99.1 to the Auris Medical Holding Ltd. registration statement on Form S-8 (Registration no. 333-217306) filed with the Commission on April 14, 2017)
10.7	English language translation of Lease Agreement between Auris Medical AG and PSP Management AG (incorporated by reference to exhibit 4.8 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 14, 2017)
10.8	Controlled Equity OfferingSM Sales Agreement, dated as of June 1, 2016, between Auris Medical Holding AG and Cantor Fitzgerald & Co. (incorporated by reference to exhibit 1.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on June 1, 2016)
10.9	Share Lending Agreement, dated as of June 1, 2016, between Thomas Meyer and Cantor Fitzgerald & Co. (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on June 1, 2016)

10.10	Loan and Security Agreement, dated as of July 19, 2016, between Auris Medical Holding AG, the several banks and other financial institutions or entities from time to time parties to the agreement and Hercules Capital, Inc. (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. rep ort on Form 6-K filed with the Commission on July 19, 2016)
10.11	Consent and Waiver, dated as of March 8, 2018, between Auris Medical Holding AG, the several banks and other financial institutions or entities from time to time parties to the agreement and Hercules Capital, Inc. (incorporated by reference to exhibit 4.12 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 22, 2018)
10.12	Joinder Agreement dated as of March 13, 2018 to the Loan and Security Agreement, dated as of July 19, 2016, between Auris Medical Holding AG, the several banks and other financial institutions or entities from time to time parties to the agreement and Hercules Capital, Inc. (incorporated by reference to exhibit 4.13 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 22, 2018)
10.13	Share Pledge Agreement, dated July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 10.3 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on July 19, 2016)
10.14	Claims Security Assignment Agreement, dated July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 10.4 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on July 19, 2016)
10.15	Bank Account Claims Security Assignment Agreement, dated July 19, 2016, between Auris Medical Holding AG and Hercules Capital, Inc. (incorporated by reference to exhibit 10.5 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on July 19, 2016)
10.16	Purchase Agreement, dated as of October 10, 2017 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on October 11, 2017)
10.17	Purchase Agreement, dated as of October 10, 2017 between Auris Medical Holding AG and Lincoln Park Capital Fund, LLC (incorporated by reference to exhibit 10.2 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on October 11, 2017)
10.18	Placement Agency Agreement, dated as of January 28, 2018, between Auris Medical Holding AG and Ladenburg Thalmann & Co. Inc. (incorporated by reference to exhibit 1.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on January 30, 2018)
10.19	Securities Purchase Agreement, dated as of January 26, 2018 by and among Auris Medical Holding AG and the investors named therein (incorporated by reference to exhibit 10.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on January 30, 2018)
10.20	Agreement and Plan of Merger, dated as of February 9, 2018, by and among Auris Medical Holding AG and Auris Medical NewCo Holding AG (incorporated by reference to exhibit 99.3 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on February 9, 2018)
10.21	Share Transfer Agreement, dated as of February 9, 2018 by and between Thomas Meyer and Auris Medical Holding AG (incorporated by reference to exhibit 4.22 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 22, 2018)
10.22	Sales Agreement, dated as of November 30, 2018, between Auris Medical Holding AG and A.G.P./Alliance Global Partners (incorporated by reference to exhibit 1.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on November 30, 2018)
10.23	Form of Indemnification Agreement (incorporated by reference to exhibit 10.23 of the Auris Medical Holding Ltd. registration statement on Form F-1 (Registration no. 333-229465) filed with the Commission on March 20, 2019)
10.24	Amendment No. 1 to Sales Agreement, dated as of April 5, 2019, between Auris Medical Holding Ltd. and A.G.P./Alliance Global Partners (incorporated by reference to exhibit 1.1 of the Auris Medical Holding Ltd. report on Form 6-K filed with the Commission on April 5, 2019)
21.1	List of subsidiaries (incorporated by reference to exhibit 8.1 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 31, 2021)
23.1	Consent of Deloitte AG
23.2*	Consent of Conyers Dill & Pearman Limited, Bermuda counsel to the Company (included in Exhibit 5.1)
24.1*	Powers of attorney (included on the signature page of the registration statement (Registration no. 333-225676) filed on June 15, 2018)

#	Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

*	Previously filed.

**	Previously filed with Post-Effective Amendment No. 1 to Form F-1 on April 11, 2019, as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on June 2, 2021.

Auris Medical Holding Ltd.

By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on June 2, 2021 in the capacities indicated:

By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chief Executive Officer and Director (principal executive officer)

By:	/s/ Elmar Schaerli
	Name:	Elmar Schaerli
	Title:	Chief Financial Officer (principal financial officer and principal accounting officer)

By:	*
	Name:	Armando Anido
	Title:	Director

By:	*
	Name:	Mats Blom
	Title:	Director

By:	*
	Name:	Alain Munoz
	Title:	Director

By:	*
	Name:	Calvin Roberts
	Title:	Director

By:	*
	Name:	Colleen A. DeVries
	Title:	SVP of Cogency Global Inc. Authorized Representative in the United States

*By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Attorney-in-Fact